Exhibit 10.1

SECOND AMENDMENT

TO

AGREEMENT TO COMPLETE A PLAN OF MERGER

THIS SECOND AMENDMENT TO AGREEMENT TO COMPLETE A PLAN OF MERGER (this “Second Amendment”) is made as of May __, 2021 by and among Vinco Ventures, Inc., a Nevada corporation (“VINCO”), Vinco Acquisition Corporation, a Nevada corporation (“MERGER SUB”) and wholly owned subsidiary of VINCO, and ZASH Global Media and Entertainment Corporation, a Delaware corporation (“ZASH”).

WHEREAS, on January 20, 2021, the parties hereto entered into that certain Agreement to Complete a Plan of Merger (the “Agreement”);

WHEREAS, on March 30, 2021, the parties hereto entered into that certain First Amendment to Agreement to Complete a Plan of Merger (the “First Amendment”);

WHEREAS, the parties hereto wish to further amend the Agreement as more particularly set forth below and intend that this Second Amendment supersede and replace the First Amendment, in its entirety, effective as of the date first set forth above.

WHEREAS, the parties have agreed that Lomotif Private Limited will be acquired by the Zash Global Media and Entertainment and Vinco Ventures, Inc. through the Joint Venture entity; ZVV Media Partners, LLC;

WHEREAS, the parties have completed an Amended Operating Agreement for ZVV Media Partners, LLC (Joint Venture) in preparation for the anticipated closing of the Lomotif Private Limited Acquisition into the Joint Venture;

WHEREAS, as of the date of filing, the parties have hereby agreed to a Deed of Variation and Supplement, upon completion making ZVV Media Partners, LLC the legal party to the signed definitive purchase agreements of Lomotif Private Limited;

WHEREAS, Gemini Valuation Services will complete and present an independent third party valuation on ZASH Global Media and Entertainment Corp on or before June 11, 2021;

WHEREAS, the parties intend to sign the final Plan of Merger on or before June 24, 2021;

WHEREAS, the parties intend to issue a formal proxy to shareholders for the approval of the ZASH Global Media and Entertainment merger with Vinco Ventures, Inc on or before July 15, 2021

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

2. Amendment to Section 1.C. of the Agreement. Section 1.C. of the Agreement shall be deleted in its entirety and replaced with the following:

C. Closing. The Closing of the Merger will take place on or about August 31, 2021, but no later than the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transaction, other than conditions with respect to actions the respective Parties will take at the Closing itself, or such other time as the Parties may mutually determine (the “Closing”).

3. Amendment to Section 6.A.(1)(e) of the Agreement. Section 6.A.(1)(e) of the Agreement shall be deleted in its entirety and replaced with the following:

(e) the Closing shall not have been consummated on or about August 31, 2021; or

4. Amendment to Section 6.A.(2)(c) of the Agreement. Section 6.A.(2)(c) of the Agreement shall be deleted in its entirety and replaced with the following:

(c) the Closing shall not have been consummated on or about August 31, 2021; or

5. Survival. To the extent not expressly amended hereby, the parties hereto acknowledge and agree that the Agreement remains unchanged and in full force and effect in its entirety, which such terms are hereby ratified and confirmed.

6. Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

7. Effect of Amendment. This Second Amendment will be deemed effective as of the date first written above. Whenever the Agreement is referred to in the Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Agreement as amended by this Second Amendment.

8. Counterparts; Facsimile. This Second Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

2

IN WITNESS WHEREOF, ZASH, VINCO and MERGER SUB caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

VINCO VENTURES, INC.

By:
Name:	Christopher Ferguson
Title:	CEO

VINCO ACQUISITION CORPORATION

By:
Name:	Christopher Ferguson
Title:	CEO

ZASH GLOBAL MEDIA AND ENTERTAINMENT CORPORATION

By:
Name:	Theodore Farnsworth
Title:	CEO

[Second Amendment to Agreement to Complete a Plan of Merger Agreement]